EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary       State of Incorporation or Organization Percentage Owned
-----------------------  -------------------------------------- ----------------
Detto Technologies, Inc.                Washington                     100%